Exhibit 99.2

News Release

United Airlines
Worldwide Media Relations
872.825.8640
media.relations@united.com

United Reports March 2016

Operational Performance

CHICAGO, April 8, 2016 – United Airlines (UAL) today reported March 2016 operational results.

UAL’s March 2016 consolidated traffic (revenue passenger miles) decreased 1.5 percent and consolidated capacity (available seat miles) decreased 0.1 percent versus March 2015. UAL’s March 2016 consolidated load factor decreased 1.1 points compared to March 2015.

The company now expects first-quarter 2016 consolidated passenger unit revenue to decline 7.25 to 7.75 percent compared to the first quarter of 2015. The year-over-year performance was primarily impacted by a strong U.S. dollar, lower surcharges, travel reductions from energy dependent corporate customers and a softening in domestic yields. In addition, the company experienced a larger than anticipated decrease in close-in business travel during the weeks surrounding the Easter holiday and spring break.

About United

United Airlines and United Express operate an average of nearly 5,000 flights a day to 342 airports across six continents. In 2015, United and United Express operated nearly two million flights carrying 140 million customers. United is proud to have the world’s most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, New York/Newark, San Francisco and Washington, D.C. United operates more than 700 mainline aircraft, and this year, the airline anticipates taking delivery of 20 new Boeing aircraft, including 737 NGs, 787s and 777s. The airline is a founding member of Star Alliance, which provides service to 192 countries via 28 member airlines. Approximately 84,000 United employees reside in every U.S. state and in countries around the world. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United Continental Holdings, Inc., is traded on the NYSE under the symbol UAL.

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United Reports March 2016 Operational Performance / Page 2

Preliminary Operational Results

	March				Year-to-Date
	2016	2015	Change		2016	2015	Change
REVENUE PASSENGER MILES (000)
Domestic	7,749,995	7,726,098	0.3%		20,651,292	20,332,747	1.6%

International	7,270,548	7,492,150	(3.0%)		20,204,731	20,327,683	(0.6%)
Atlantic	2,436,725	2,708,461	(10.0%)		6,578,791	7,164,463	(8.2%)
Pacific	2,725,200	2,886,462	(5.6%)		7,875,743	8,075,741	(2.5%)
Latin	2,108,623	1,897,227	11.1%		5,750,197	5,087,479	13.0%

Mainline	15,020,543	15,218,248	(1.3%)		40,856,023	40,660,430	0.5%
Regional	2,074,486	2,131,560	(2.7%)		5,725,486	5,783,442	(1.0%)
Consolidated	17,095,029	17,349,808	(1.5%)		46,581,509	46,443,872	0.3%

AVAILABLE SEAT MILES (000)
Domestic	9,123,212	8,989,283	1.5%		24,766,207	24,090,669	2.8%

International	9,323,065	9,405,993	(0.9%)		26,398,537	26,034,112	1.4%
Atlantic	3,330,330	3,573,345	(6.8%)		9,547,958	9,871,551	(3.3%)
Pacific	3,412,118	3,480,220	(2.0%)		9,832,357	9,910,608	(0.8%)
Latin	2,580,617	2,352,428	9.7%		7,018,222	6,251,953	12.3%

Mainline	18,446,277	18,395,276	0.3%		51,164,744	50,124,781	2.1%
Regional	2,507,346	2,572,625	(2.5%)		7,108,339	7,144,227	(0.5%)
Consolidated	20,953,623	20,967,901	(0.1%)		58,273,083	57,269,008	1.8%

PASSENGER LOAD FACTOR
Domestic	84.9%	85.9%	(1.0	) pt	83.4%	84.4%	(1.0	) pt

International	78.0%	79.7%	(1.7	) pts	76.5%	78.1%	(1.6	) pts
Atlantic	73.2%	75.8%	(2.6	) pts	68.9%	72.6%	(3.7	) pts
Pacific	79.9%	82.9%	(3.0	) pts	80.1%	81.5%	(1.4	) pts
Latin	81.7%	80.6%	1.1	pts	81.9%	81.4%	0.5	pts

Mainline	81.4%	82.7%	(1.3	) pts	79.9%	81.1%	(1.2	) pts
Regional	82.7%	82.9%	(0.2	) pts	80.5%	81.0%	(0.5	) pts
Consolidated	81.6%	82.7%	(1.1	) pts	79.9%	81.1%	(1.2	) pts

ONBOARD PASSENGERS (000)
Mainline	8,260	8,124	1.7%		22,277	21,378	4.2%
Regional	3,566	3,736	(4.6%)		9,810	10,144	(3.3%)
Consolidated	11,826	11,860	(0.3%)		32,087	31,522	1.8%

CARGO REVENUE TON MILES (000)
Total	225,751	239,959	(5.9%)		622,264	662,155	(6.0%)

Note: See Part II, Item 6 Selected Financial Data of the company’s annual report on Form 10-K for the year ended December 31, 2015 for the definition of these statistics.

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United Reports March 2016 Operational Performance / Page 3

First Quarter Preliminary Fuel Costs Per Gallon

Estimated average price per gallon of fuel, excluding hedges	$1.21
Operating cash-settled hedge loss price per gallon	$0.16
Estimated average price per gallon of fuel, including operating cash-settled hedges[1]	$1.37
Non-operating cash-settled hedge loss price per gallon[2]	$0.00
Estimated average price per gallon of fuel, including all cash-settled hedges[3]	$1.37

[1]	This price per gallon corresponds to fuel expense in UAL’s income statement
[2]	This price per gallon corresponds to the impact of non-operating hedges that appear in non-operating expense in the income statement
[3]	This price per gallon corresponds to the total economic cost of the company’s fuel consumption including all cash-settled hedges but does not directly correspond to fuel expense in UAL’s income statement

Preliminary Operational Results

	2016	2015	Change
March On-Time Performance[4]	64.9%	58.8%	6.1	pts
March Completion Factor[5]	98.0%	96.8%	1.2	pts

[4]	Based on consolidated scheduled flights arriving on or before scheduled arrival time
[5]	Consolidated completion percentage

Safe Harbor Statement

        Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “goals” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to us on the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aircraft fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); the impact of regulatory, investigative and legal proceedings and legal compliance risks; the impact of any management changes; labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under Item 1A., Risk Factors, of UAL’s Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission (the “SEC”).

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in connection with the matters to be considered at the UAL 2016 annual meeting (the “2016 Annual Meeting”) of stockholders. UAL intends to file a proxy statement and a WHITE proxy card with the SEC in connection with any such solicitation of proxies from UAL stockholders. UAL STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain any proxy statement, any amendments or supplements thereto and other documents filed by UAL with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at UAL’s website at www.ir.united.com in the “Securities Filings” section or by writing to UAL at 233 South Wacker Drive Chicago, Illinois 60606, Attention: Corporate Secretary.

Participants in the Solicitation

UAL and its directors and executive officers may be deemed to be participants in the solicitation of proxies from UAL’s stockholders in connection with the matters to be considered at the 2016 Annual Meeting. Investors may obtain information regarding UAL and its directors and executive officers in UAL’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 18, 2016, and UAL’s definitive proxy statement for its 2015 annual meeting of stockholders (the “2015 Annual Meeting”), which was filed with the SEC on April 24, 2015. To the extent holdings of UAL securities by UAL’s directors or executive officers have changed since the amounts disclosed in the definitive proxy statement for the 2015 Annual Meeting, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 and Statements of Change in Beneficial Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants in the solicitation, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the 2016 Annual Meeting.

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